Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 20, 2012, relating to the financial statements of Customers Bancorp, Inc. which is contained in this prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania
March 27, 2012